Exhibit 99.1
Qualtrics Reports Third Quarter 2021 Financial Results

•Q3 2021 total revenue of $271.6M, up 41% year over year
•Q3 2021 subscription revenue of $220.3M, up 49% year over year
•Total remaining performance obligations1 of $1,362.1M, up 67% year over year
•Next 12 months remaining performance obligations of $781.5M, up 58% year over year

PROVO, Utah and SEATTLE Oct. 20, 2021– Qualtrics (NASDAQ: XM), the leader and creator of the Experience Management (XM) category, today announced financial results for the third quarter ended Sept. 30, 2021.

"Q3 was another outstanding quarter for Qualtrics, and our leadership position has never been stronger as we continue to innovate and define the category we created," said Qualtrics CEO Zig Serafin. "Companies in every industry are accelerating their experience transformations, and they're increasingly choosing Qualtrics to build critical relationships with their customers and employees.”

Third Quarter 2021 Financial Highlights:

•Revenue: Total revenue for the third quarter was $271.6 million, up from $192.8 million one year ago, an increase of 41% year-over-year. Subscription revenue for the third quarter was $220.3 million, up from $148.3 million one year ago, an increase of 49% year over year.
•Operating Income (Loss) and Margin: Third quarter operating loss was $(277.5) million, compared to $(82.0) million one year ago. Non-GAAP operating income (see discussion of non-GAAP operating income (loss) and margin measures below) was $13.3 million, compared to non-GAAP operating income of $2.5 million one year ago. For the third quarter, GAAP operating margin was (102)% and non-GAAP operating margin was 5%.
•Net Income (Loss) and Net Income (Loss) Per Share: Third quarter net loss was $(286.0) million, or $(0.56) per share, compared to $(85.7) million, or $(0.20) per share in the third quarter of fiscal year 2020. Non-GAAP net income (see discussion of the non-GAAP net income (loss) measure below) for the third quarter was $5.9 million, or $0.01 per share, compared to non-GAAP net loss of $(0.4) million, or $0.00 per share in the third quarter of fiscal year 2020.
•Cash and Cash Equivalents: Total cash and cash equivalents as of Sept. 30, 2021 was $589.9 million.

Financial Outlook:

Qualtrics is providing guidance for its fourth quarter ending Dec. 31, 2021 as follows:
•Total revenue between $296 and $298 million.
•Subscription revenue between $242 and $244 million.
•Non-GAAP operating margin between (1%) and 0%.
•Non-GAAP net loss per share between $(0.04) and $(0.02) assuming 550 million weighted shares outstanding.
Qualtrics is updating its guidance for its full year ending Dec. 31, 2021 as follows:
•Total revenue between $1,056 and $1,058 million.
•Subscription revenue between $854 and $856 million.
•Non-GAAP operating margin between 2.5% and 3.5%.
•Non-GAAP net profit per share between $0.02 and $0.04 assuming 515 million weighted shares outstanding.

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
1 Remaining performance obligations represent all contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

Non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share are non-GAAP financial measures. Additional information on Qualtrics' reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Qualtrics’ results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through Qualtrics’ investor relations website at https://www.qualtrics.com/investors/.

Qualtrics Earnings Call
Qualtrics plans to host a conference call today to review its fiscal third quarter 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 3:00 p.m. MT/5:00 p.m. ET. Investors are invited to join the webcast by visiting: https://qualtrics.com/investors/events. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Qualtrics
Qualtrics, the leader and creator of the Experience Management (XM) category, is changing the way organizations manage and improve the four core experiences of business—customer, employee, product and brand. Over 13,500 organizations around the world use Qualtrics to listen, understand and take action on experience data (X-data™)—the beliefs, emotions and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love and build a brand people are passionate about.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter of 2021 and full year 2021, Qualtrics’ growth strategy and business aspirations, its market position, and the continued impact of COVID-19 on its business and operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to be profitable; our ability to grow at or near historical growth rates; anticipated technology trends, such as the use of and demand for experience management software; our ability to attract and retain customers to use our products; our ability to respond to and overcome challenges brought by the COVID-19 pandemic; our ability to attract enterprises and international organizations as customers for our products; our ability to expand our network with content consulting partners, delivery partners, and technology partners; the evolution of technology affecting our products and markets; our ability to introduce new products and enhance existing products and to compete effectively with competitors; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our anticipated investments in sales and marketing and research and development; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; our ability to maintain data privacy and data security; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; and our reduced ability to leverage resources at SAP as an independent company from SAP. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the

Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made and are based on information available to Qualtrics at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Qualtrics assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow, free cash flow margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding equity and cash settled stock-based compensation expenses, amortization of acquired intangible assets, acquisition related costs, and the tax impact of the non-GAAP adjustments, as applicable. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Investor Relations:
Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Qualtrics International Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and par value)

	As of September 30, 2021	As of December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$589,946	$203,891
Accounts receivable, net of allowance	258,809	296,148
Deferred contract acquisition costs, net	51,270	43,429
Prepaid expenses and other current assets	50,711	48,130
Total current assets	950,736	591,598
Non-current assets:
Property and equipment, net	122,152	116,120
Right-of-use assets from operating leases	183,841	195,372
Goodwill	27,092	6,709
Other intangible assets, net	7,749	3,959
Deferred contract acquisition costs, net of current portion	124,785	115,837
Deferred tax assets	3,961	92
Other assets	22,246	9,368
Total assets	$1,442,562	$1,039,055

Liabilities and equity (deficit)
Current liabilities:
Lease liabilities	$15,710	$7,125
Accounts payable	46,823	30,452
Accrued liabilities	94,849	225,046
Liability-classified, stock-based awards	4,464	209,286
Deferred revenue	514,337	495,638
Total current liabilities	676,183	967,547
Non-current liabilities:
Lease liabilities, net of current portion	221,590	235,620
Liability-classified, stock-based awards, net of current portion	330	76,627
Deferred revenue, net of current portion	5,891	5,477
Note payable	504,564	—
Deferred tax liabilities	3,966	5,970
Other liabilities	11,110	16,716
Total liabilities	$1,423,634	$1,307,957
Commitments and contingencies
Equity (deficit)
Preferred stock, par value $0.0001 per share; authorized 100,000,000 shares; no shares outstanding	—	—
Class A common stock, par value $0.0001 per share; authorized 2,000,000,000 shares; issued and outstanding 92,680,590 and 6,000,000 shares as of September 30, 2021 and December 31, 2020	9	1
Class B common stock, par value $0.0001 per share; authorized 1,000,000,000 shares; issued and outstanding 423,170,610 and 423,170,610 as of September 30, 2021 and December 31, 2020	42	42
Additional paid in capital	2,167,649	1,126,631
Accumulated other comprehensive income (loss)	(631)	3,191
Accumulated deficit	(2,148,141)	(1,398,767)
Total equity (deficit)	18,928	(268,902)
Total liabilities and equity (deficit)	$1,442,562	$1,039,055

Qualtrics International Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription	$220,314	$148,259	$611,748	$415,000
Professional services and other	51,320	44,590	147,874	134,956
Total revenue	271,634	192,849	759,622	549,956
Cost of revenue:
Subscription	23,802	16,362	65,865	46,974
Professional services and other	43,041	32,674	127,522	100,060
Total cost of revenue	66,843	49,036	193,387	147,034
Gross profit	204,791	143,813	566,235	402,922
Operating expenses:
Research and development	83,875	62,065	226,552	168,985
Sales and marketing	161,570	103,008	449,446	322,775
General and administrative	236,810	60,731	637,944	155,225
Total operating expenses	482,255	225,804	1,313,942	646,985
Operating loss	(277,464)	(81,991)	(747,707)	(244,063)
Other non-operating expense, net	(3,160)	(556)	(6,091)	(483)
Loss before income taxes	(280,624)	(82,547)	(753,798)	(244,546)
Provision (benefit) for income taxes	5,409	3,141	(4,424)	13,481
Net loss	$(286,033)	$(85,688)	$(749,374)	$(258,027)

Net loss per share attributable to common stockholders, basic	$(0.56)	$(0.20)	$(1.49)	$(0.61)
Weighted-average Class A and Class B shares used in computing net loss per share attributable to common stockholders, basic	515,212,996	423,170,610	503,781,082	423,170,610

Cost of revenue and operating expenses includes:

Stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
in thousands	2021	2020	2021	2020
Cost of subscription revenue	$2,516	$725	$8,522	$3,809
Cost of professional services and other revenue	6,977	2,582	18,161	6,193
Research and development	33,697	23,919	89,410	63,165
Sales and marketing	36,651	12,086	94,917	34,933
General and administrative	196,979	44,810	553,582	109,949
Total stock-based compensation expense, including cash settled(a)	$276,820	$84,122	$764,592	$218,049
________________
(a)As a result of the SAP Acquisition, our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Our stock-based compensation expense for the three and nine months ended September 30, 2021 consisted of $276.8 million and $764.6 million, respectively, of liability-classified and equity-classified awards. During the three and nine months ended September 30, 2021 awards of $2.9 million and $76.9 million, respectively, were settled in cash. Our stock-based compensation expense for the three and nine months ended September 30, 2020 consisted of $84.1 million and $218.0 million, respectively, of liability-classified awards. During the three and nine months ended September 30, 2020 awards of $96.9 million and $284.0 million, respectively, were settled in cash. Liability-classified awards are recorded according to mark-to-market accounting.

Amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
in thousands	2021	2020	2021	2020
Cost of subscription revenue	$442	$265	$973	$797
Sales and marketing	74	51	176	153
General and administrative	47	47	141	141
Total amortization of acquired intangible assets	$563	$363	$1,290	$1,091

Qualtrics International Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(749,374)	$(258,027)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	24,011	18,570
Loss on disposal of property and equipment	1,525	—
Reduction of right-of-use assets from operating leases	16,571	12,429
Stock-based compensation expense, including cash settled	764,592	218,049
Amortization of deferred contract acquisition costs	35,977	22,383
Deferred income taxes	(5,544)	2,672
Changes in assets and liabilities, excluding the effect of business combinations:
Accounts receivable, net	37,261	31,777
Prepaid expenses and other current assets	(5,043)	(7,578)
Deferred contract acquisitions costs	(54,986)	(63,293)
Other assets	(13,104)	(6,378)
Lease liabilities	(10,369)	213
Accounts payable	14,875	1,205
Accrued liabilities	(8,232)	(1,842)
Deferred revenue	18,837	(5,571)
Other liabilities	(985)	7,125
Settlement of stock-based payments liabilities	(76,875)	(283,963)
Net cash flows used in operating activities	(10,863)	(312,229)

Cash flows from investing activities
Purchases of property and equipment	(29,711)	(43,054)
Cash paid for business combination, net of cash acquired	(25,000)	—
Net cash flows used in investing activities	(54,711)	(43,054)

Cash flows from financing activities
Proceeds from capital contributions from SAP	115,000	400,000
Proceeds from issuance of class A common stock, net of underwriting discounts and commissions	2,244,322	—
Payment of costs related to initial public offering	(3,081)	—
Repayment of promissory note	(1,892,280)	—
Payments for taxes related to net share settlement of equity awards	(27,800)	—
Issuance of class A common stock through Employee Stock Purchase Plan	16,586	—
Net cash flows provided by financing activities	452,747	400,000

Effect of changes in exchange rates on cash and cash equivalents	(1,118)	316
Net increase in cash and cash equivalents	386,055	45,033
Cash and cash equivalents at the beginning of the period	203,891	42,467
Cash and cash equivalents at the end of the period	$589,946	$87,500

Qualtrics International Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands)

Non-GAAP Gross Profit and Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)
GAAP gross profit	$204,791	$143,813	$566,235	$402,922
Add: Stock-based compensation expense, including cash settled(1)	9,493	3,307	26,683	10,002
Add: Amortization of acquired intangible assets	442	265	973	797
Non-GAAP gross profit	$214,726	$147,385	$593,891	$413,721
Non-GAAP gross margin	79%	76%	78%	75%

We calculate non-GAAP gross profit, as GAAP gross profit excluding equity and cash settled stock-based compensation expense allocated to cost of revenue and amortization of acquired intangible assets allocated to cost of revenue. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP Operating Income (Loss) and Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)
GAAP operating loss	$(277,464)	$(81,991)	$(747,707)	$(244,063)
Add: Stock-based compensation expense, including cash settled(1)	276,820	84,122	764,592	218,049
Add: Amortization of acquired intangible assets	563	363	1,290	1,091
Add: Acquisition related costs	$13,430	$—	$13,430	$—
Non-GAAP operating income (loss)	$13,349	$2,494	$31,605	$(24,923)
Non-GAAP operating margin	5%	1%	4%	(5)%

We calculate non-GAAP operating income (loss), as GAAP operating loss excluding equity and cash settled stock-based compensation expense, amortization of acquired intangible assets and acquisition related costs. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) divided by total revenue.

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except share and per share data)
GAAP net loss	$(286,033)	$(85,688)	$(749,374)	$(258,027)
Add: Stock-based compensation expense, including cash settled(1)	276,820	84,122	764,592	218,049
Add: Amortization of acquired intangible assets	563	363	1,290	1,091
Add: Acquisition related costs	13,430	—	13,430	—
Add: Tax impact of the non-GAAP adjustments	1,094	821	3,481	1,046
Non-GAAP net income (loss)	$5,874	$(382)	$33,419	$(37,841)

Weighted-average Class A and Class B shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	515,212,996	423,170,610	503,781,082	423,170,610
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.01	$0.00	$0.07	$(0.09)

We calculate non-GAAP net income (loss) as GAAP net loss excluding equity and cash settled stock-based compensation expense, amortization of acquired intangible assets, acquisition related costs, and the tax impact of the non-GAAP adjustments. Non-GAAP net income (loss) per share is calculated as non-GAAP net income (loss) divided by the weighted-average Class A and Class B shares attributable to common stockholders.

Free Cash Flow and Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)		(In thousands)
Net cash provided by (used in) operating activities	$410	$(90,007)	$(10,863)	$(312,229)
Less: Capital expenditures	(13,464)	(17,217)	(29,711)	(43,054)
Free cash flow	(13,054)	(107,224)	(40,574)	(355,283)
Free cash flow margin	(5)%	(56)%	(5)%	(65)%

We calculate free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow margin is calculated as free cash flow divided by total revenue. We incurred significant cash outflows in connection with the settlement of liability-classified, stock-based awards in accordance with SAP’s employee equity compensation programs. Our free cash flow for the three months ended September 30, 2021 and 2020 includes $2.9 million and $96.9 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards. Our free cash flow for the nine months ended September 30, 2021 and 2020 includes $76.9 million and $284.0 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards.

________________
(1)Our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Liability-classified awards are recorded according to mark-to-market accounting. On January 28, 2021, the Company completed a voluntary exchange offer pursuant to which 5.4 million cash-settled legacy restricted stock awards, restricted stock unit (RSU) awards, and options (together, Qualtrics Rights) and 1.3 million cash-settled SAP RSU awards were exchanged into 12.8 million equity-settled Qualtrics RSU awards, representing 93% of the outstanding Qualtrics Rights and SAP RSU awards. On September 13, 2021, the Company completed an additional voluntary exchange offer for certain employees in Australian that were not eligible for the January 28, 2021 exchange, pursuant to which less that 0.1 million cash-settled Qualtrics Rights and SAP RSU awards were exchanged and modified into equity-settled Qualtrics RSU awards.